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                                                                     EXHIBIT 4.4
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                           THE DETROIT EDISON COMPANY
                                       AND
                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                                     TRUSTEE


                                     -------


                                 SUPPLEMENTAL INDENTURE
                              DATED AS OF         ,


                                    -------


                  SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
                            DATED AS OF JUNE 30,1993

                                  PROVIDING FOR

                             [TITLE OF SECURITIES]




                                  [UNSECURED]







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                 SUPPLEMENTAL INDENTURE, dated as of the   day of        between
THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, having its principal office in The City of Columbus, Ohio, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture"), as supplemented providing for the issuance by the Company from time to time of its debt securities; and

         WHEREAS, the Company now desires to provide for the issuance of an additional series of its [unsecured,] [senior] [subordinated] debt securities pursuant to the Original Indenture; and

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 1001 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and
deliver to the Trustee this         Supplemental Indenture to the Original
Indenture as permitted by Sections 201 and 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the
                                        , Due         and

         WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

         NOW, THEREFORE, THIS        SUPPLEMENTAL INDENTURE WITNESSETH that, in
order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original
Indenture and in this         Supplemental Indenture and for other good and
valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:




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                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close.

         ["Capital Stock" means any and all shares of the Company's Preferred Stock, Preference Stock or Common Stock or any other equity securities of the Company.]

         ["Payment Obligation", when used with respect to Senior Indebtedness, means an obligation stated in an agreement, instrument or lease to pay money (whether for principal, premium, interest, sinking fund, periodic rent, stipulated value, termination value, liquidated damages or otherwise), but excluding an obligation to pay money in respect of fees of, or as payment or reimbursement for expenses incurred by or on behalf of, or as indemnity for losses, damages, taxes or other indemnity claims of any kind owed to, any holder of Senior Indebtedness or other party to such agreement, instrument or lease.]

         ["Senior Indebtedness" means each of the following, whether outstanding on the date hereof or hereafter created, incurred or assumed:

              (a) (i) any Payment Obligation of the Company in respect of any indebtedness, directly or indirectly, created, incurred or assumed for borrowed money other than (A) the $49.9 million in aggregate principal amount of Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due 2025), (B) the $185 million in aggregate principal amount of Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due 2026), (C) the $100,122,300 in aggregate principal amount of Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due
         2028) and (D) the $100,000,000 in aggregate principal amount of Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due 2038), [OTHERS TO COME] each of which has been expressly deemed by its terms to be subordinate or (ii) in connection with the acquisition of any business, property or asset (including securities), other than any account payable or other indebtedness created, incurred or assumed in the ordinary course of business in connection with the obtaining of materials or services;

              (b) any Payment Obligation of the Company in respect of any lease that would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease;


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              (c)  any Payment Obligation of the Company in respect of any interest rate exchange agreement, currency exchange agreement or similar agreement that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

              (d) any Payment Obligation of the Company in respect of any agreement relating to the acquisition (including a sale and buyback) or lease (including a sale and leaseback) of real or personal property that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

              (e) any Payment Obligation of any Subsidiary or of others of the kind described in the preceding clauses (a) through (d) assumed or guaranteed by the Company or for which the Company is otherwise responsible or liable; and

              (f) any amendment, renewal, extension or refunding of any Payment Obligation described in the preceding subparagraphs (a) through
         (e);

unless in the agreement, instrument or lease in which any such Payment Obligation is stated it is expressly provided that such Payment Obligation is
not senior in right of payment to the      .]

         ["Tax Event" means that the Company shall have received an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change), in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of
original issuance of the      , there is more than an insubstantial risk that
interest payable by the Company on the       is not, or will not be, deductible
by the Company for federal income tax purposes.]

         SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise
requires, refer to this         Supplemental Indenture.

                                  ARTICLE TWO

                          TITLE AND TERMS OF THE

         SECTION 201. Title of the      . This         Supplemental Indenture
hereby establishes a series of      , which shall be known as the Company's   %

                       (referred to herein as the "     "). For purposes of
the Original Indenture, the       shall constitute a single series of
Securities. The stated maturity of the       will be


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         SECTION 202. Variations from the Original Indenture. (a)
Notwithstanding the provisions of the Original Indenture, the       shall be
without benefit of any security [and shall be subordinated to Senior Indebtedness as and to the extent provided in Article Four of this Supplemental
Indenture]. [The      shall not have the benefit of the provisions of Article
Four of the Original Indenture and shall not have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the Granting Clause, the definitions of "Deliverable Mortgage Bonds," "Deliverable Securities," "Designated Mortgage Bonds," "Grant," "Mortgage," "Mortgage Bonds," "Mortgage Trustee," "Previously Delivered Mortgage Bonds," and "Trust Estate," Section 301 (20), Sections 301 (a) (v),
(ix), (x) and (xi), Sections 301 (b) (ii) and (iii), Section 301 (d), and Sections 601(4) and (8)].

         (b) Section 503 of the Original Indenture shall apply to the Notes. The following shall be an additional condition to defeasance of the Notes under
Section 503: the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Supplemental Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, also, to the effect that, after the 123rd day after the date of deposit, all money and other property as provided pursuant to Section 503 of the Original Indenture (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to Section 503 of the Original Indenture to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith.

         SECTION 203. Amount and Denominations; DTC. (a) The aggregate principal
amount of       that may be issued under this         Supplemental Indenture is
limited to $      .  The       shall be issuable only in fully registered form
and, as permitted by Sections 301 and 302 of the Original Indenture, in
denominations of $   and integral multiples thereof. The       will initially be
issued under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, who is hereby designated as "U.S. Depository" under the Original Indenture.

         (b) Further to Section 305 of the Original Indenture, any Global Note shall be exchangeable for Notes registered in the name of, and a transfer of a Global Note of any series may be registered to, any Person other than the Depository for such Note or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depository within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes of such series. Upon the occurrence in respect of any Global Note of any series of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Note may be exchanged for Notes registered in the name of, and the transfer of such Global Note may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

         SECTION 204. Interest Rate and Interest Payment Dates. (a) The
will bear interest at the rate of    % per annum from the date of original
issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per
annum during such overdue period. Interest on the       will be payable
         [(subject to deferral as set forth herein)] in arrears on
                  and           of each year (each an "Interest Payment Date"),
commencing             , to the persons in whose names the       are registered
at the close of business on the relevant record date for such interest
installment, which will be     [Business] Day(s) prior to the relevant Interest
Payment Date [or, in the case of a Deferral Period (as described herein), one Business Day prior to the Interest Payment Date for such Deferral Period] (each a "Record Date"); provided, however, that, in the event that any Interest Payment Date shall not be a Business Day, then interest shall be payable on the next day that is a Business Day (but without interest or other payment in respect of such delay), [except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in amount due to such early payment (and in which case the relevant Record Date shall be on the Business Day immediately preceding such Interest Payment Date),] in each case with the same force and effect as if made on such Interest Payment Date, [subject to certain rights of deferral described in Section 204(b) hereof].

         [The amount of interest payable in any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full [quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period.]

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


         [(b) The provisions of Section 204(a) notwithstanding, the Company shall have the right at any time, on one or more occasions so long as an Event
of Default with respect to the       has not occurred and is not continuing, to
extend any interest payment period on the       for a period (a "Deferral
Period") not to exceed 20 consecutive quarterly interest payment periods; provided that the date on which such Deferral Period ends must be an Interest
Payment Date and must be no later than             or any date on which any
      are fixed for redemption. The quarterly interest payments on the       so
deferred will continue to accrue with interest thereon at the rate of interest
of the       during such Deferral Period. On the Interest Payment Date at the end of the Deferral Period, the Company shall pay all interest then accrued and unpaid, which shall be compounded quarterly at the rate of interest on the (except to the extent prohibited by law) to the date of payment, to the persons
in whose names the       are registered on the Record Date for such Deferral
Period. The Company shall give the Holders of the       notice of its election
to defer interest payments or to extend the Deferral Period ten Business Days prior to the earlier of (1) the next scheduled quarterly payment date and (2) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable
self-regulatory organization or to the Holders of the      , but in any event
not less than two Business Days prior to such record date. During the Deferral Period the Company shall not declare or pay any dividend on or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock or make any guaranty payment with respect to the foregoing, other than redemptions of any series of Capital Stock of the Company pursuant to the terms of any sinking fund provisions with respect thereto. During any Deferral Period, the Company may not (i) make any distributions, loans or guarantees for the benefit of, (ii) purchase, defease, redeem or otherwise acquire or retire for value any securities of or (iii) make any other investment in, any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, for the purpose of, or to enable the payment of, directly or indirectly, dividends on any equity securities of DTE Energy Company and its successors or assigns. During any Deferral Period, the Company may continue to extend the interest payment period by extending the Deferral Period, on one or more occasions, by notice given as aforesaid in this paragraph
(b), provided that such Deferral Period, as so extended, must end on an Interest Payment Date and in no event shall the aggregate Deferral Period, as extended, exceed 20 consecutive quarterly interest payment periods or extend beyond
                 or any date on which       are fixed for redemption. No
interest shall be due and payable during a Deferral Period except at the end thereof.]

         SECTION 205. Optional Redemption of      . Other than in accordance
with Section 206 below, the       shall not be redeemable prior to         .
Thereafter, upon notice given by mailing the same, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, any or
all of the       may be redeemed by the Company, at its option, at any time and from time to time, at a redemption price equal to [100% of the principal amount
of the      ] [other redemption price] to be redeemed plus accrued and unpaid interest thereon to the date fixed for redemption.



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         [SECTION 206. Tax Event Redemption of      . If a Tax Event has
occurred and is continuing, the Company has the right, within 90 days following
the occurrence of such Tax Event, to redeem the      , in whole but not in
part, at a redemption price equal to the aggregate principal amount of the plus accrued and unpaid interest to the date of redemption.]

         SECTION 207. Form of      . Attached hereto as Exhibit A is a form of
the definitive      .

                               [ARTICLE THREE

                   ADDITIONAL EVENTS OF DEFAULT AND COVENANTS

         SECTION 301. Inapplicability of Certain Events of Default. The Events of Default set forth in Sections 601(4) and 601(8) of the Original Indenture
shall not apply to the      . The omission by the Company to pay interest on the
      during a Deferral Period as permitted by Section 204 shall not constitute an Event of Default under Section 601 (1) of the Original Indenture.]

                    [ARTICLE FOUR -- SUBORDINATED SECURITIES

                             SUBORDINATION OF

         SECTION 401. Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the
payment of principal of and interest on each and all of the       is hereby
expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

         SECTION 402. Payments to Securityholders. (a) Upon (i) any acceleration
of the principal amount due on the       or (ii) any payment or distribution of
assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the
principal of or interest on the indebtedness evidenced by the      , and upon
any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in
cash, property or securities, to which the Holders of the       under the terms
of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the holders thereof with respect to the



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      and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or
distribution, or by the Holders of the       if received by them, directly to
the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is
made to the Holders of the indebtedness evidenced by the      . The
consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 901 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 402(a).

         (b) In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 402(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 706 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 402.

         (c) No payment on account of principal of or interest on the shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal or interest on the shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or
(ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the



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maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all
required payments in respect of the       (including any missed payments). Only
one payment blockage period under the immediately preceding sentence may be
commenced within any consecutive 365-day period with respect to the       of any
series. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a registered holder or representative of such Senior Indebtedness whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).

         SECTION 403. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of
the       (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior
Indebtedness, which is not subordinate in right of payment to the       and
which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to
the Senior Indebtedness until the       shall be paid in full, and, for the
purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been
payable or distributable to Holders of the      , shall, as between the Company,
its creditors other than the holders of Senior Indebtedness, and the Holders of
the      , be deemed to be a payment by the Company to or on account of the
Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the
Holders of the      , on the one hand, and the holders of the Senior
Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors other than the holders of
Senior Indebtedness, and the Holders of the      , the obligation of the
Company, which is unconditional and absolute, to pay to the Holders of the
the principal of and interest on the       as and when the same shall become due
and payable in accordance with their terms, or to affect the relative rights of
the Holders of the       and creditors of the Company other than the holders of
the Senior Indebtedness, nor shall anything herein or therein prevent the
Trustee or the Holder of       from exercising all remedies otherwise permitted
by applicable law upon default hereunder with respect to the       subject to
the rights of the holders of Senior Indebtedness, under Section


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402, to receive cash, property or securities of the Company otherwise payable or
deliverable to the Trustee or the Holders of the       or to a representative of
such Holders, on their behalf.

         Upon any distribution or payment in connection with any proceedings or sale referred to in Section 402(a), the Trustee and each Holder of the then Outstanding, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 404. No Impairment of Subordination. Nothing contained in this
Article or elsewhere in this Supplemental Indenture or the       shall prevent
at any time the Company from making payments at any time of principal of or
interest on the      , except under the conditions described in Section 402 or
during the pendency of any proceedings or sale therein referred to.

         SECTION 405. Trustee to Effectuate Subordination. Each Holder of by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         No rights of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee
or any Holder of the       then Outstanding, or by any act or failure to act, in
good faith, by any such holder, or by any noncompliance by any such holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time,
without the consent of or notice to the Holders of the       , without incurring
responsibility to the Holders of the       and without impairing or releasing
the subordination provided in this Article or the obligations of the Holders of
the       to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 406. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers' Certificate of any fact known to the Company which would


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


prohibit the making of any payment of money to or by the Trustee in respect of
the        pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in
respect of the        pursuant to the provisions of this Article, unless and
until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under the Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 407. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee and the Holders
of the        shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the
      , for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 408. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in
good faith mistakenly pay over or distribute to Holders of the        of any
series or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 409. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 410. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.]

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the
validity or sufficiency of this            Supplemental Indenture or the proper
authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This
         Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This         Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         This         Supplemental Indenture may be executed in any number of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            THE DETROIT EDISON COMPANY


                                            By:_________________________
                                                Name:
                                                Title:


ATTEST:
By:_____________________________

[Corporate Seal]

STATE OF MICHIGAN    )
                     )     :
COUNTY OF WAYNE      )

         On the       , day of             , before me personally came
         , to me known, who, being by me duly sworn, did depose and say that he is of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.



                                             ___________________________
                                                      Notary Public

                                             My Commission Expires


[Notarial Seal]


                                             BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION,
                                             as Trustee
                                             By:________________________________
                                                Name:
                                                Title:


ATTEST:
By:________________________

[Corporate Seal]


STATE OF             )
                     )        :
COUNTY OF            )

         On the      day of                , before me personally came         ,
to me known, who, being by me duly sworn, did depose and say that he is of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and she signed her name thereto by like authority.

                                                  ______________________________




                                                  [Notarial Seal]

                                                                       EXHIBIT A

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO. R-1                                                               $


                           THE DETROIT EDISON COMPANY

                             [TITLE OF SECURITIES]


         ISSUE PRICE                   ISSUE DATE                   CUSIP NO.
         -----------                   ----------                   ---------



         THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or
registered assigns, the principal sum of $               on
and to pay interest at the rate of    % per annum on said principal sum from the
date of issuance until the principal of this Security ("Note") becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this
Note will be payable           [(subject to deferral as set
forth herein)] in arrears on                                and             of
each year (each such date, an "Interest Payment Date"), commencing.

         [The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter
than a full          interest period, will be computed on the basis of the
actual number of days elapsed in such period.] In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay)[, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in the amount due to such early payment (and in which case the relevant Record Date shall be on the Business Day immediately preceding such Interest Payment Date)], in each case with the same force and effect as if made on such date[, subject to certain rights of deferral described below]. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located are authorized or obligated by or pursuant to law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than interest payable on redemption or maturity) will, as provided in the Indenture (as defined herein), be paid to the person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall
be     [Business] Day(s) prior to the relevant Interest Payment Date [or, in the case of a Deferral Period (as defined in the Indenture), one Business Day prior to Interest Payment Date for such Deferral Period] (each a "Record
Date"). Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at the close of business on the Record Date at such address as shall appear in the Security Register.

         [Payment of the principal of and interest on this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness, as defined in the Indenture, of the Company and this

Note is issued subject to the provisions of the Indenture with respect thereto. Each registered holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.]

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture") duly
executed and delivered between the Company and                      , a
                   , as Trustee (herein referred to as the "Trustee"), as
supplemented (through and including a            Supplemental Indenture dated
as of              (together with the Original Indenture, the "Indenture")
between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in
aggregate principal amount as specified in said         Supplemental Indenture.

         Notwithstanding the provisions of the Original Indenture, this Note shall be without benefit of any security [and shall be subordinated to Senior Indebtedness (as defined in the Indenture) contemplated in Article Four of said
       Supplemental Indenture. This Note shall not have the benefit of the provisions of Article Four of the Original Indenture and shall not have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the Granting Clause, the definitions of "Deliverable Mortgage Bonds,"

"Deliverable Securities," "Designated Mortgage Bonds," "Grant," "Mortgage," "Mortgage Bonds," "Mortgage Trustee," "Previously Delivered Mortgage Bonds," and "Trust Estate," Section 301(20), Sections 301 (a) (v), (ix), (x) and (xi), Sections 301 (b) (ii) and (iii), and Section 301 (d). [In addition, the Events of Default set forth in Sections 601(4) and 601 (8) of the Original Indenture shall not apply to this Note. The omission by the Company to pay interest on this Note during a Deferral Period as permitted by Section 204 of said Seventh Supplemental Indenture shall not constitute an Event of Default under Section 601(l) of the Original Indenture.]

         [The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at any time on or
after           and prior to maturity at a redemption price equal to      of the
principal amount redeemed plus the accrued and unpaid interest thereon to the date fixed for redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice. If the Notes are only partially redeemed by the Company, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Note holder to be redeemed.]

        [If a Tax Event (as hereinafter defined) has occurred and is continuing, the Company shall have the right, within 90 days following the occurrence of
such Tax Event, to redeem the      , in whole but not in part, at a redemption
price equal to the aggregate principal amount of the       plus accrued and
unpaid interest to the date of redemption. "Tax Event" means that the Company shall have received an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced
on or after the date of original issuance of the      , there is more than an
insubstantial risk that interest payable by the Company on the       is not, or
will not be, deductible by the Company for federal income tax purposes.]

         [In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof.]

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the registered holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected at the time, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the registered holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate of or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the registered holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the registered holders of which are required to consent to any such supplemental indenture, without the consent of the registered holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting (i) the registered holders of at least 66 2/3% in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the registered holders of the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the registered holders of the Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered bolder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered holder and upon all future registered holders and owners of this Note and of any
Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

        [The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture with respect to the Notes, to extend any interest payment period on this Note to a period not to exceed 20 consecutive quarterly interest payment periods and, as a consequence, the quarterly interest payment on the Notes would be deferred (but would continue to accrue with interest thereon compounded quarterly at the rate of interest on the Notes, except as provided by law) during any such Deferral Period (as defined in the Indenture). At the end of each Deferral Period, the Company shall pay all interest then accrued and unpaid (compounded quarterly, at the rate of interest on the Notes, except to the
extent provided by law) to the persons in whose name the       are registered on
the Record Date for such Deferral Period. In the event the Company exercises this right, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock (as defined in the Indenture) or make any guarantee payments with respect to the foregoing during such Deferral Period, other than redemptions of any series of Capital Stock of the Company pursuant to the terms of any sinking fund provisions with respect thereto. In addition, during any Deferral Period, the Company may not (i) make any distributions, loans or guarantees for the benefit of, (ii) purchase, defease, redeem or otherwise acquire or retire for value any securities of or (iii) make any other investment in any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, for the purpose of, or to enable the payment of, directly or indirectly, dividends on any equity security of DTE Energy Company and its successors or assigns. During any Deferral Period, the Company may continue to extend the interest payment period by extending the Deferral Period, provided that the aggregate Deferral Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Deferral Period exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Notes or any date on which any of the Notes are fixed for redemption. No interest shall be due and payable on the Notes during a Deferral Period except at the end thereof. The Company shall give the registered holders of Notes notice of its election to defer interest payments or to extend the Deferral Period ten Business Days prior to the earlier of (i) the next scheduled quarterly payment date or (ii) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to the holders of the Notes, but in any event not less than two Business Days prior to such record date.]

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

         The Notes of this series are issuable only in fully registered form
without coupons in denominations of $    and any integral multiple thereof. This
Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in
denominations of $   and any integral multiple thereof. As provided in the
Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the registered holder surrendering the same.

         As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein, subject to deferral as set forth herein.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                                 THE DETROIT EDISON COMPANY

                                                 By_____________________________




Attest:

By_______________________________________


[Corporate Seal]




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series of Notes described in the within mentioned Indenture.

                                                 BANK ONE TRUST COMPANY,
                                                 NATIONAL ASSOCIATION
                                                   as Trustee


                                                 By_____________________________
                                                     Authorized Signatory

                                                 Date:

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto





--------------------------------------------------------------------------------
     (Please insert Social Security or Other Identifying Number of Assignee)





--------------------------------------------------------------------------------
     (Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:
      ------------------------

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.